UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

CERBERUS CYBER SENTINEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41227	83-4210278
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation	Number)	Identification No.)

6900 E. Camelback Road, Suite 240, Scottsdale, AZ 85251

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 389-3444

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2022, Cerberus Cyber Sentinel Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Boustead Securities LLC (the “Underwriter”) related to a public offering of 2,000,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at a price of $5.00 per share, less underwriting commissions. Under the terms of the Underwriting Agreement, the Company granted the Underwriter an option, exercisable for 45 days, to purchase up to an additional 300,000 shares of Common Stock to cover over-allotments, if any. The offering is being made pursuant to the Company’s registration statement on Form S-1, as amended (Registration Statement No. 333-261645), filed with the Securities and Exchange Commission.

On January 19, 2022, the Underwriter exercised the over-allotment option with respect to 60,000 shares of Common Stock and that the offering had been completed.

Item 8.01. Other Events

On January 13, 2022, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Report.

Item 9.01 Financial Statements and Exhibits

(c)       Exhibits

Exhibit No.	Description
99.1	Press release dated January 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERBERUS CYBER SENTINEL CORPORATION

By:	/s/ Deb Smith
Deb Smith
Chief Financial Officer (Principal Accounting Officer)

January 20, 2022

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